RENO AIR, INC.
                                 220 Edison Way
                               Reno, Nevada 89502
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   To Be Held
                                  May 22, 1998
                              --------------------

TO THE HOLDERS OF COMMON STOCK OF RENO AIR, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Reno Air, Inc., a Nevada corporation (the "Company"), will be held at 9:00 o'clock a.m., local time, on May 22, 1998, at the Reno Hilton, Reno, Nevada, for the following purposes:

     1. To elect nine directors of the Company to hold office until the 1999 Annual Meeting of Stockholders and until the election and qualification of their respective successors.

     2. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

     Only holders of record of the Company's common stock at the close of business on April 2, 1998, are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed.

     Stockholders are cordially invited to attend the meeting in person. Stockholders whose shares are registered in the name of a broker, bank or other nominee should bring to the meeting a statement from their nominee showing their ownership of Reno Air common stock (or other evidence of such ownership), or they may not be admitted to the meeting. If such stockholders desire to vote their shares, they must bring a proxy duly executed by the record holder of their shares.

     In any event, you are requested to complete, sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.
                                          By Order of the Board of Directors,


                                          /s/ ROBERT M. ROWEN
                                           ROBERT M. ROWEN
                                           Secretary
Dated:  April 8, 1998

                                 RENO AIR, INC.
                                 220 Edison Way
                               Reno, Nevada 89502
                              --------------------

                                 PROXY STATEMENT
                               -------------------

                         Annual Meeting of Stockholders

                                  May 22, 1998
                               ------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Reno Air, Inc., a Nevada corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., local time, on May 22, 1998, at the Reno Hilton, Reno, Nevada, and at any adjournments thereof. If proxy cards in the accompanying form are properly executed and returned, the shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented thereby will be voted as instructed on the proxy, and if no instructions are given, such shares will be voted (1) for the election as directors of the nominees of the Board of Directors named below; and (2) in the discretion of the proxies named in the proxy card on any other proposals which may properly come before the meeting or any adjournment(s) thereof.

     Any proxy may be revoked in writing prior to its exercise. The attendance at the meeting by any stockholder who has previously given a proxy will not revoke the proxy unless such stockholder delivers written notice of revocation to the secretary of the meeting prior to the exercise of the proxy. The approximate date of mailing of this Proxy Statement and the accompanying proxy card is April 13, 1998.

                                     VOTING

     Holders of record of the Company's Common Stock on April 2, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of that date there were 10,593,680 shares of Common Stock outstanding and entitled to vote and a majority, or 5,296,840 shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to vote on all matters to come before the meeting, including the election of directors.

     The favorable vote of a plurality of the shares duly represented in person or by proxy and entitled to vote at the meeting is necessary to elect each director nominated for election at the meeting. Broker non-votes will be counted for purposes of determining a quorum but otherwise will be considered not represented with regard to voting on any matter with respect to which there is a broker non-vote.

                              ELECTION OF DIRECTORS

Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast FOR the election of each of Donald L. Beck, Barrie K.
Brunet, Lee M. Hydeman, Joe M. Kilgore, James T. Lloyd, Emmett E. Mitchell, Joseph R. O'Gorman, Wayne L. Stern and Agnieszka Winkler, as directors to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors shall be duly elected and shall have qualified. If, for any reason, at the time of election, any such nominee should be unwilling to accept nomination or election, such proxy may be voted for the election, in his or her place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any such person will be unwilling to serve as a director. Information with respect to the Company's nominees for director is set forth below.
                                                                     Has Been a
                                  Positions and Offices Presently     Director
Name                       Age          Held with the Company          Since

Joseph R. O'Gorman         54                President,                 1998
                                             Chief Executive Officer
                                             and Chairman of the Board

Lee M. Hydeman             69                Director, Chairman         1990
                                             of Executive Committee

Donald L. Beck             71                Director                   1990

Barrie K. Brunet           73                Director                   1992



Joe M. Kilgore             79                Director                   1992

James T. Lloyd             57                Director                   1996

Emmett E. Mitchell         42                Director                   1998

Wayne L. Stern, M.D.       55                Director                   1990

Agnieszka Winkler          52                Director                   1994

---------------------

     Joseph R. O'Gorman has been Chairman of the Board, Chief Executive Officer and President since February 19, 1998. From April 1995 through October 1997, Mr. O'Gorman was Executive Vice President - Fleet Operations and Administration for United Airlines. Prior to April 1995, Mr. O'Gorman held various positions at
United and USAir. Mr. O'Gorman has also served as Senior Vice President - Airline Operations for AirCal, as Chief Exeuctive Officer of Aloha Airlines and as Chief Exeuctive Officer of Frontier Airlines.

     Lee M. Hydeman has been a director of the Company since September 1990 and served as Chairman from December 1991 until February 1998. From April 1, 1994 through September 22, 1995, Mr. Hydeman also served as Chief Executive Officer of the Company. Mr. Hydeman has over 30 years experience in the airline industry, including 13 years as Washington, D.C. counsel to and an officer of Continental Air Lines (prior to its restructuring in 1982).

     Donald L. Beck has been a director of the Company since October 1990. He is and has been since 1988 the Chairman of the Board of The Pacific Group, an airline consulting firm located in Manhattan Beach, California, and, since 1995, a Director of Vision Expeditions (airline ticket consolidator). From 1988 until 1993, Mr. Beck was Chairman of Pacific Rim Development Corp., a land development company located in Manhattan Beach, California. Mr. Beck has over 30 years experience in the airline industry, including 28 years as a senior officer of Continental Air Lines, Western Airlines and World Airways.

     Barrie K. Brunet has been a director of the Company since April 13, 1992. From April 1986 until March 1990 (when he retired) Mr. Brunet was employed by Bally Entertainment Company as the President and Chief Operating Officer of Bally's Casino Resort-Reno and as the Vice President and Director of Bally Grand, Inc., a subsidiary of Bally Manufacturing Company.


     Joe M. Kilgore has been a director of the Company since September 18, 1992. From October 1990 to September 1992, he acted as an advisor to the Board of Directors. Since 1965, Mr. Kilgore has been a partner in the law firm of McGinnis, Lochridge & Kilgore in Austin, Texas. He is also director of Texas Regional Bancshares, Inc. and its subsidiary, Texas State Bank, both in McAllen, Texas, and a director of Photo Control Corporation in Minneapolis. Mr. Kilgore also has 10 years' experience as a director of Continental Air Lines (prior to its restructuring in 1982).

     James T. Lloyd has been a director of the Company since April 11, 1996. Since August 1997, Mr. Lloyd has been Of Counsel to Bryan Cave, LLP. From February 1987 through February 1996, Mr. Lloyd was an officer of USAir Group, Inc., most recently Executive Vice President, General Counsel and Secretary. Mr. Lloyd served as Chairman of the Law Council of the Air Transport Association in Washington, D.C. in 1991 and 1992 and as a member of the Air Transport Association's Audit Committee from 1992 to 1996.

     Emmett E. Mitchell has been a director of the Company since January 28, 1998. Since July 1991, Mr. Mitchell has been an employee of Paradise Valley Securities, a registered broker dealer. Mr. Mitchell is currently a minority owner of the firm where he is employed in the Corporate Finance Department. Paradise Valley Securities provided investment services for the Company in 1992, 1993 and 1994. Mr. Mitchell is also a director of Prolux Corporation, a private company, and is a certified public accountant.

     Wayne L. Stern, M.D. has been a director of the Company since its inception. Since 1974, Dr. Stern has been the President of, and conducts his medical practice as a specialist in pulmonary medicine through, Minnesota Lung Center, Ltd., located in Minneapolis, Minnesota. Since 1984, he has been a director of Special Medical Services, Inc., a home health care company in Minneapolis, Minnesota. Since 1989, Dr. Stern has been the director of respiratory care at Abbott-Northwestern Hospital in Minneapolis.

     Agnieszka Winkler has been a director of the Company since January 21, 1994. She is a principal of, and the founder (in 1984) of Winkler Advertising, an advertising agency based in San Francisco. Ms. Winkler is a member of the Board of Directors of Lifeguard, Inc. and is a member of the Board of Trustees of Santa Clara University.


                              MEETINGS OF THE BOARD

     During the fiscal year ended December 31, 1997, the Board of Directors held twelve meetings, seven of which were held in person and five of which were telephonic. During such period, each of the current directors of the Company attended 75% or more of the total number of meetings held by the Board of Directors and by all committees of the Board on which such director served.

     The Board has a standing Executive Committee, Audit and Ethics Committee, Corporate Governance and Nominating Committee, Human Resources Committee, and Strategic Planning Committee. Other than the Executive Committee, these committees meet at each regularly scheduled meeting of the Board of Directors and at other times when warranted. The Chairman of the Board is an ex-officio member of each committee. The following committee membership information is as of March 1, 1998.

     The members of the Executive Committee are Lee Hydeman, who serves as Chairman, Donald Beck, James Lloyd, and Dr. Wayne Stern. The Executive Committee has the authority to act in place of the Board of Directors on all matters except those required by law or by the Company's Certificate of Incorporation or By-Laws to be acted upon exclusively by the Board. The executive committee held six meetings in 1997.

     The members of the Audit and Ethics Committee are Barrie Brunet, who serves as Chairman, Lee Hydeman, James Lloyd, and Dr. Wayne Stern. The Audit and Ethics Committee's primary responsibilities are to review the Company's financial statements, to recommend the appointment of the Company's independent public accountants, to review the overall scope of the audit, to review the Company's internal controls, and to establish and to monitor ethical policies applicable to the Company's management. The audit and ethics committee held seven meetings during 1997.

     The members of the Corporate Governance and Nominating Committee are Agnieszka Winkler, who serves as Chairman, Barrie Brunet, and Dr. Wayne Stern. The Corporate Governance and Nominating Committee was formed in October 1998 to review and make recommendations regarding the composition of the Board, to evaluate the performance of the Board and to develop missions, objectives and succession plans for the Company's senior management. The Corporate Governance and Nominating Committee held two meetings in 1997.


     The members of the Human Resources Committee are James Lloyd, who serves as Chairman, Lee Hydeman, Joe Kilgore, and Agnieszka Winkler. The Human Resources Committee reviews and makes recommendations regarding the Company's compensation strategy, the compensation arrangements pertaining to the officers of the Company and the Company's bonus, stock option and 401(k) plans. The Human Resources Committee has authority to grant options under the Company's Stock Option Plan, except for initial grants to newly-hired officers. The Human Resources Committee (including its predecessor, the Nominating and Compensation Committee) held eleven meetings during 1997.

     The members of the Strategic Planning Committee are Donald Beck, who serves as Chairman, Lee Hydeman, and Dr. Wayne Stern. The Strategic Planning Committee held seven meetings during 1997.

                                 OTHER BUSINESS

     The Board of Directors of the Company knows of no other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company for consideration for inclusion in the Company's 1999 Proxy Statement on or prior to December 22, 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the years ended December 31, 1997, 1996, and 1995 have been audited by the firm Ernst & Young LLP. Representatives of such firm will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 31, 1998, certain information with respect to the Company's Common Stock owned of record or beneficially by
(i) each director of the Company; (ii) the Named Executives (as defined under the caption "Executive Compensation"); (iii) all executive officers and directors of the Company as a group; and (iv) each person or entity known to the Company to own beneficially more than 5% of any class of voting security of the Company.
                                                   Amount             Percent
                                                Beneficially            of
Name of Beneficial Owner                          Owned(1)         Ownership(2)

Officers and Directors:

     Donald L. Beck                                15,000                *
     Barrie K. Brunet                              60,000                *
     Lee M. Hydeman                                56,000                *
     Joe M. Kilgore                                34,100                *
     James T. Lloyd                                21,000                *
     Emmett E. Mitchell                             9,500 (3)            *
     Annette Murphy                                18,000
     Joseph R. O'Gorman                            50,000                *
     Robert W. Reding                             252,174               2.3%
     B.J. Rone                                    182,000               1.7%
     Robert M. Rowen                               55,924                *
     Steve Sarner                                  24,107                *
     Wayne L. Stern, M.D.                         275,848(4)            2.6%
     Agnieszka Winkler                             60,000                *
     All executive officers and                 1,210,827              10.7%
     directors as a group (21 persons)(5)

5% Stockholders:

     Fidelity Advisor Series VIII:
      Fidelity Advisor Strategic Opportunities Fund
     82 Devonshire St.
     Boston, MA 02109                           1,427,554(6)           12.9%


     Manley Fuller Asset Management LP            639,800(7)            6.0%
     1185 Avenue of the Americas
     New York, New York  10036

     Anthony Silverman                            536,955(8)            5.1%
     11811 N. Tatum Blvd, Suite 4040
     Phoenix, AZ 85028

*Less than 1%.

     (1) Includes the following number of shares subject to options exercisable within 60 days of March 31, 1998: Mr. Hydeman: 26,000; Mr. Lloyd: 20,000; Ms.
Murphy:  18,000; Mr. O'Gorman:  50,000; Mr. Reding:  209,000; Mr. Rone: 180,000;
Mr. Rowen: 54,000; Mr. Sarner: 24,000; Ms. Winkler: 60,000. Includes 174 shares each held for the benefit of Messrs. Reding and Rowen and 107 shares held for the benefit of Mr. Sarner in the Company's 401(k) Plan. Shares held in the 401(k) Plan are subject to disposition by the beneficial holder thereof and are voted by a 401(k) Plan Committee unless the Committee determines to pass such vote through to the beneficial holders. Includes 1,000 shares obtainable by Mr. Lloyd upon the conversion of convertible notes held in an IRA.

     (2) Based on 10,583,775 shares of Common Stock outstanding on March 31, 1998. The Percent of Ownership is determined by assuming that in each case the person only, or the group only, exercised his or her rights to purchase all shares of Common Stock underlying outstanding stock options and warrants, including those not currently exercisable.

     (3) Includes 500 shares held by his minor children, and 6,000 shares obtainable upon exercise of warrants.

     (4) Includes 50,324 shares held beneficially and of record by Dr. Stern's spouse and 10,000 shares held beneficially and of record by Dr. Stern's children.

     (5) Includes 717,000 shares subject to options exercisable within 60 days of March 31, 1998 and 629 shares held in the Company's 401(k) Plan.

     (6) Based on a Schedule 13G dated February 14, 1998. Voting power over these shares resides with the Board of Trustees of Fidelity Advisor Strategic Opportunities Fund. Includes 492,574 shares obtainable upon conversion of shares of the Company's Series A Cumulative Convertible Exchangeable Preferred Stock.

     (7) Based on a Schedule 13G filed on March 5, 1998.

     (8) Based on a Schedule 13D dated September 12, 1997. Mr. Silverman is a principal of Paradise Valley Securities, which acted as placement agent for the Company's sale of convertable notes in 1993 and 1994 and as managing underwriter for the Company's initial public offering in 1992. Includes 16,500 shares held in an individual retirement account, 12,000 shares held for the benefit of Mr. Silverman's children, 44,000 shares held for the estate of William Silverman, 21,300 shares issuable upon exercise of warrants held by Mr. Silverman and 7,581 shares issuable upon exercise of warrants held by Paradise Valley Securities. Also includes 296,878 shares held by Kay Silverman (including shares held in an individual retirement account), as to which Mr. Silverman disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table shows, for the fiscal years ending December 31, 1995, 1996, and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's five executive officers who were highest paid in 1997 (the "Named Executives").

                                                                                                Long Term Compensation
                                       Annual Compensation                                                Awards

(a)                              (b)     (c)            (d)              (e)            (f)              (g)              (h)
                                                                         Other                           Securities       All
Name and                                                                 Annual         Restricted       Underlying       other
Principal Position                                                       Compen-        Stock            Options/SARs     Compen-
                                  Year    Salary ($)     Bonus ($)(1)    sation(2)      Award(s)($)      (#)              sation(3)
Robert W. Reding(4)               1997    195,188         1,896               0         N/A               50,000           300
Chief Executive Officer           1996    164,500        30,327               0         N/A                    0           300
and President                     1995    153,375           300               0         N/A               60,000           300

B.J. Rone                         1997     85,682             0           9,000         N/A              180,000             0
Senior Vice President             1996        N/A           N/A             N/A         N/A                  N/A           N/A
Finance(4)                        1995        N/A           N/A             N/A         N/A                  N/A           N/A

Annette Murphy                    1997     94,614         4,275          18,248         N/A              135,000           300
Senior Vice President             1996        N/A           N/A             N/A         N/A                  N/A           N/A
Customer Service(4)               1995        N/A           N/A             N/A         N/A                  N/A           N/A

Steve Sarner                      1997    122,947         4,219               0         N/A               24,000           300
Vice President                    1996     87,546           327           9,540         N/A               78,000           300
Marketing and Sales               1995     60,963           300           1,191         N/A                    0             0

Robert M. Rowen                   1997    112,062         3,300               0         N/A               14,400           300
Vice President, General Counsel   1996    103,000        20,327               0         N/A                    0           300
and Secretary                     1995    102,250           300          29,562         N/A                    0           300


---------------------------
(1) $300 in 1995 and $327 in 1996 reflect payments under the Company's profit sharing plan.
(2) Amounts indicated were in payment or reimbursement of moving expenses, or temporary housing allowance.
(3) Amounts indicated are the $300 annual Company match to the 401(k) Plan. Does not include the value of a $30,000 rental car credit available to the Company's officers as a group.
(4)  Mr. Reding's employment  terminated in 1998.
     Mr. Rone commenced employment on June 25, 1997  and  terminated  employment in 1998.
     Ms. Murphy commenced employment on March 1, 1997.

Option Grants in Last Fiscal Year

     The following table sets forth stock options granted under the Company's Employee Stock Incentive Plan to the Named Executives during 1997. The Company has never granted stock appreciation rights.

           (a)          (b)             (c)            (d)         (e)          (f)
                                         % of
                        Number of        Total
                        Securities      Options
                        Underlying      Granted to      Exercise
                        Options         Employees       or Base                 Grant
                        Granted         in Fiscal       Price       Expiration  Date
          Name            (#)             Year          ($/Sh)       (Date)     Value(5)
          ----            ---             ----          ------      --------    -------

Robert Reding          50,000(1)           3.8%         $7.44       3/12/07     $129,500
B.J. Rone             180,000(2)          13.6%          7.44       6/25/07      390,600
                       50,000(3)           3.8%          7.44       6/25/07            0(3)
Annette Murphy         90,000(4)           6.8%          7.44       3/12/07      436,500
                       45,000(4)           3.4%          7.38       10/8/07      216,450
Steve Sarner           24,000(4)           1.8%          7.75       9/15/07      121,440
Robert Rowen           14,400(4)           1.1%          7.75       9/15/07       72,864


1.   Vested in connection with Mr. Reding's termination of employment.
2.   Vested in connection with Mr. Rone's termination of employment.
3.   Expired in connection with Mr. Rone's termination of employment
4. Vested 20% per year. All of Ms. Murphy's options and 50% of Mr. Sarner's and Mr. Rowen's options set forth in this chart are accelerated upon a termination of employment following a change of control.

5. Determined by the Black-Scholes method, with the following assumptions: expected volatility: 0.692; no dividends; 6% risk-free interest rate. In the case of the options granted to Mr. Reding and 180,000 of the options granted to Mr. Rone, the expected life was 1.42 years and 1.00 years, respectively, based on the provisions of their termination agreements discussed elsewhere herein. 50,000 of the options granted to Mr. Rone have been assigned no value because they have terminated unexercised. In all other cases, the expected life used was 5.6 years.


Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

         The following table sets forth, with respect to the Named Executives, information concerning the exercise of options during the fiscal year ended December 31, 1997, and the unexercised options held as of December 31, 1997:


(a)                     (b)              (c)                   (d)                                (e)
                                                                                         Value of Unexercised
                                       Actual         Number of Unexercised              In-the-Money Options
                  Shares Acquired       Value         Options at FY-End (#)                  at FY-End ($)
                                                      ---------------------                  -------------
Name              On Exercise (#)     Realized      Exercisable  Unexercisable      Exercisable Unexercisable(1)
Robert Reding               0               0        54,500       166,500            $57,808       $ 37,714
B.J. Rone                   0               0             0       230,000            $     0       $      0
Annette Murphy              0               0             0       135,000            $     0       $      0
Steve Sarner                0               0        15,000        99,000            $ 2,958       $  2,958
Robert Rowen                0               0        39,000        65,400            $19,227       $ 25,143


     (1) Values are calculated by subtracting the exercise price from the closing price of the stock as of the fiscal year-end. The closing price for the Common Stock of the Company on December 31, 1997, was $5.563 per share.

Employment Contracts and Change-in-Control Agreements

     The Company has a termination agreement with Ms. Murphy that provides for salary continuation and full vesting of outstanding options upon a termination of employment without cause. The Company has an employment agreement with Mr. Rowen that provides for salary continuation for six months following a termination of employment.

     The Company has change-in-control agreements with the named executive officers. These agreements provide for salary continuation for up to one year and acceleration of the vesting of up to 100% of the officer's unvested options upon a termination of employment or constructive termination of employment without cause following a change-in-control, as defined in the agreement. As discussed under the Report of the Human Resources Committee, the options granted to Mr. O'Gorman accelerate upon a change of control.

     Mr. Reding's employment as Chief Executive Officer terminated February 19, 1998. Mr. Reding's salary and health benefits will continue through March 20, 1999; all of Mr. Reding's options have vested and are exercisable through August 19, 1998; and Mr. Reding is entitled to lifetime space-available travel privileges on the Company's flights.

     Mr. Rone's employment as Senior Vice President - Finance terminated March 3, 1998. Mr. Rone's salary and health benefits will continue through March 29, 1999; 180,000 of Mr. Rone's options have vested and are exercisable through July 31, 1998; and Mr. Rone is entitled to space available travel privileges on the Company's flights through March 29, 1999.


Human Resources Committee Interlocks and Insider Participation

     The members of the Company's Human Resources Committee are Messrs. Lloyd, Hydeman, Kilgore, and Ms. Winkler. From April 1, 1994, through September 22, 1995, Mr. Hydeman served as Chief Executive Officer of the Company without cash compensation.


Director Compensation

     In 1997, the Company's outside directors received fees of $2,000 per regularly scheduled meeting of the Board of Directors attended in person and $1,000 per calendar quarter, in addition to reimbursement of their expenses incurred in connection with attending meetings of the Board of Directors. Committee members also received $1,000 for each meeting of the Committee attended in person, other than meetings held in connection with meetings of the Board of Directors.


Report of the Human Resources Committee

     The Human Resources Committee of the Board of Directors establishes the general compensation policies of the Company and reviews and establishes specific compensation plans, salaries, bonuses and other benefits payable to the Company's executive officers, including the Chief Executive Officer. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the entire Board of Directors for review and approval.

     The Committee has adopted the following objectives for both executive and broad based employee compensation, in order to align compensation with corporate performance. The goals of the compensation program are as follows:

     - Develop a strong and ongoing linkage between employee performance and the creation of stockholder value.

     - Provide a total compensation program to attract, develop, motivate and retain exceptional employees.

     - Achieve competitiveness of total compensation over time.

     - Focus upon variable and incentive compensation to control fixed costs, and to provide the opportunity for substantive rewards specifically linked to Company performance.

     The Committee emphasizes merit based compensation, including short term cash bonus and long term stock incentive compensation programs for both executive and non-executive level employees. The Committee intends that a substantial portion of executive compensation should be performance-based. The Committee believes it is imperative for the Company to tie its long term growth and profitability strategy to incentive compensation based upon the performance of the Company as well as the executive.

     Executive Compensation. The Committee targets executive base salaries conservatively within a range established for each officer's position by bench marking compensation at companies of comparable size, including other airlines. The Committee believes it is important to pay base salaries at comparative levels in order to attract and retain highly-qualified individuals. The Committee believes it is in the best interest of the Company to attract fewer, highly-qualified executives, at competitive compensation levels instead of a greater number of less-qualified executives at below-market compensation levels.

     The Committee has approved an executive incentive compensation plan for 1998 based upon the attainment of specified corporate and individual objectives. Individual performance objectives will be reviewed semi-annually. The evaluation of company performance objectives will be reviewed at the conclusion of 1998. Payout will be contingent upon both the attainment of objectives and the achievement of profitability.

     The Committee intends to grant additional stock options to executives and non-executive employees annually based upon the Company's performance and each employees's individual contribution. All options will be granted with an exercise price equal to the fair market value of the Company's common stock at the time of grant.

     CEO Compensation. On February 18, 1998, the Company hired Joseph R. O'Gorman as Chairman of the Board, Chief Executive Officer and President. Mr. O'Gorman is paid $250,000 per year and received a grant of options to purchase 250,000 shares of the Company's common stock at an exercise price equal to the fair market value of the Company's common stock at the time of grant. Of such options, 50,000 are immediately vested, and 50,000 additional vest every six months following February 18, 1998. All options are accelerated upon the occurrence of a change of control of the Company, defined as the acquisition of 50% or more of the Company's common stock or control of the Company's Board of Directors. Mr. O'Gorman's compensation was based upon his prior track record as a seasoned airline executive and the Company's need for seasoned executive leadership to enable it to make a successful transition from a start-up company to an established, profitable airline.

     Mr. Reding's salary during 1997 was based on the criteria discussed herein. Mr. Reding received no incentive bonus for 1997.

     Profit Sharing Plan. The Company's profit sharing plan provides for a profit sharing bonus to be granted to all full time employees who satisfy the length of service eligibility requirements (employees with at least six months of service) in an amount up to 10% of the Company's quarterly pre-tax net income. There were no payments under the Profit Sharing Plan in 1997.

     Relationship of Corporate Performance to Compensation. The Committee believes that it is imperative to provide total compensation that is competitive and rewards performance to both attract and retain excellent contributors. In evaluating the performance of the Company's executives, the Committee considers it appropriate to assess the competitive environment in which the Company operated and the Company's relative performance as compared to its competitors. This analysis forms the basis for assessing individual and corporate performance.



                                                  Human Resources Committee

                                                  James T. Lloyd, Chairman
                                                  Lee M. Hydeman
                                                  Joe M. Kilgore
                                                  Agnieszka Winkler

Performance Graph



     The graph below compares the cumulative total stockholder return for the Company, the NASDAQ composite index and the Dow Jones 20 transportation companies index. The graph assumes $100 is invested on December 31, 1992 in each of the following: the Company's Common Stock, the NASDAQ Composite Index (U.S.), and the Dow Jones 20 Transportation Companies Index, and compares the cumulative total return of such investments for the period from December 31, 1992 until December 31, 1997. Until March 7, 1993, the Company's Common Stock traded only as units consisting of two shares of stock and one common stock purchase warrant.

                          [GRAPHIC OMITTED]

                                December 31,   December 31,     December 31,    December 31,      December 31,       December 31,
                                    1992           1993             1994            1995              1996               1997

Company                             $100           $ 90             $ 51            $107              $ 99               $ 75

NASDAQ
Composite Index                     $100           $115             $112            $159              $195               $240

Dow Jones 20                        $100           $123             $103            $142              $163               $244
Transportation Companies



                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1997 (the "Annual Report") is being furnished simultaneously herewith. Such Annual Report and the financial statements included therein are not to be considered a part of this Proxy Statement.

     Upon the written request of any stockholder, management will provide, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including the financial statements and schedules thereto. Requests should be directed to Secretary, Reno Air, Inc., 220 Edison Way, Reno, Nevada 89502.

     The information under the caption "Report of the Human Resources Committee" and under the caption "Performance Graph" shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company expressly states in any such filing that the information under either or both such captions is incorporated by reference therein.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

     It is important that your shares be represented at the meeting. You are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                       By Order of the Board of Directors,



                                       ROBERT M. ROWEN
                                       Secretary

DATED:   April 8, 1998
         Reno, Nevada